Exhibit 5(a)

May 4, 2009

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re:	Ameriprise Financial, Inc.
Registration Statement on Form S-3ASR

Dear Sirs:

I am Executive Vice President and General Counsel of Ameriprise Financial, Inc., a Delaware corporation (the “Registrant”), and I have represented the Registrant in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering from time to time, as set forth in the two prospectuses contained in the Registration Statement (each, a “Prospectus”), and as to be set forth in one or more supplements to the Prospectuses (each such supplement, a “Prospectus Supplement”), of the Registrant’s senior debt securities (the “Senior Debt Securities”), senior subordinated debt securities (the “Senior Subordinated Debt Securities”), junior subordinated debt securities (the “Junior Subordinated Debt Securities”), preferred stock (the “Preferred Stock”), depositary shares (the “Depositary Shares”), common stock (the “Common Stock”), warrants (the “Warrants”), stock purchase contracts (the “Stock Purchase Contracts”), units (the “Units”) and guarantees of preferred securities of Ameriprise Capital Trust I, Ameriprise Capital Trust II, Ameriprise Capital Trust III, and Ameriprise Capital Trust IV (collectively, the “Securities”). The Securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to Rule 415 under the Act.

I or members of my staff have examined the originals or copies certified or otherwise identified to our satisfaction, of such corporate records and documents relating to the Registrant, including resolutions of the Board of Directors of the Registrant (the “Resolutions”) authorizing the issuance, offering and sale of the Securities, and have made such other inquiries of law and fact as we have deemed necessary or relevant as the basis of my opinion hereinafter expressed. Certain terms of the Securities to be issued by the Registrant from time to time will be approved by the Board of Directors of the Registrant or a duly authorized committee thereof or certain authorized officers of the Registrant as part of the corporate action taken and to be taken in connection with issuance of the Securities.

Based on the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that:

1.               the Senior Debt Securities issued under the indenture (the “Senior Debt Indenture”) dated as of May 5, 2006 between the Registrant and U.S. Bank National Association, as trustee (the “Trustee”), have been duly authorized and, (i) when the final terms thereof have been duly established and approved and the Senior Debt Securities have been duly executed by the Registrant, in each case pursuant to the authority granted in the Resolutions, (ii) upon the execution and delivery by the Registrant and the Trustee and, if required by the Senior Debt Indenture, a supplement to the Senior Debt Indenture, and (iii) when the Senior Debt Securities have been authenticated by the Trustee and issued in accordance with the terms of the Senior Debt Indenture and delivered to and paid for by the purchasers thereof, the Senior Debt Securities will constitute valid and legally binding obligations of the Registrant entitled to the benefits of the Senior Debt Indenture;

2.               the Senior Subordinated Debt Securities to be issued under the indenture (the “Senior Subordinated Debt Indenture”) dated as of May 5, 2006 between the Registrant and the Trustee have been duly authorized and, (i) when the final terms thereof have been duly established and approved and the Senior Subordinated Debt Securities have been duly executed by the Registrant, in each case pursuant to the authority granted in the Resolutions, (ii) upon the execution and delivery by the Registrant and the Trustee and, if required by the Senior Subordinated Debt Indenture, a supplement to the Senior Subordinated Debt Indenture, and (iii) when the Senior Subordinated Debt Securities have been authenticated by the Trustee and issued in accordance with the terms of the Senior

Subordinated Debt Indenture and delivered to and paid for by the purchasers thereof, the Senior Subordinated Debt Securities will constitute valid and legally binding obligations of the Registrant entitled to the benefits of the Senior Subordinated Debt Indenture;

3.               the Junior Subordinated Debt Securities to be issued under the indenture (the “Junior Subordinated Debt Indenture”) dated as of May 5, 2006 between the Registrant and the Trustee have been duly authorized and, (i) when the final terms thereof have been duly established and approved and the Junior Subordinated Debt Securities have been duly executed by the Registrant, in each case pursuant to the authority granted in the Resolutions, (ii) upon the execution and delivery by the Registrant and the Trustee and, if required by the Junior Subordinated Debt Indenture, a supplement to the Junior Subordinated Debt Indenture, and (iii) when the Junior Subordinated Debt Securities have been authenticated by the Trustee and issued in accordance with the terms of the Junior Subordinated Debt Indenture and delivered to and paid for by the purchasers thereof, the Junior Subordinated Debt Securities will constitute valid and legally binding obligations of the Registrant entitled to the benefits of the Junior Subordinated Debt Indenture;

4.               the Preferred Stock has been duly authorized and (i) when the final terms thereof have been duly established and approved and the applicable Certificate of Designation for the particular series of stock to be issued has been duly filed with the Office of the Secretary of State of Delaware, in each case pursuant to the authority granted in the Resolutions, and (ii) when the Preferred Stock has been duly issued in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board, and delivered to and paid for (in an amount at least equal to the par value) by the purchasers thereof, the Preferred Stock will constitute a valid and legally binding obligation of the Registrant;

5.               the Depositary Shares have been duly authorized and (i) upon execution and delivery of a deposit agreement by the Registrant and a bank or trust company to be selected by the Registrant (the “Deposit Agreement”), (ii) when the final terms of the particular series of Preferred Stock to be issued in connection therewith have been duly established and approved and the applicable Certificate of Designation has been duly filed with the Office of the Secretary of State of Delaware, (iii) when the final terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of the Deposit Agreement, (iv) when applicable Preferred Stock has been duly issued in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board, and delivered to and paid for by the purchasers thereof, and (v) when receipts evidencing the Depositary Shares are duly issued against the deposit of the applicable series of Preferred Stock in accordance with the Deposit Agreement, the Depositary Shares will constitute a valid and legally binding obligation of the Registrant entitled to the benefits of the Deposit Agreement;

6.               the Common Stock has been duly authorized and when the Common Stock has been duly issued in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Board, and delivered to and paid for (in an amount at least equal to the par value) by the purchasers thereof, the Common Stock will constitute a valid and legally binding obligation of the Registrant;

7.               the Warrants have been duly authorized and (i) upon execution and delivery of a warrant agreement by the Registrant and a bank or trust company as the warrant agent, if applicable (the “Warrant Agreement”), and (ii) when the Warrants have been duly issued and delivered to and paid for by the purchasers thereof, the Warrants will constitute a valid and legally binding obligation of the Registrant entitled to the benefits of the Warrant Agreement;

8.               the Stock Purchase Contracts have been duly authorized and (i) upon execution and delivery by the Registrant and each other party thereto of the Stock Purchase Contracts, (ii) when the terms of any collateral or other security arrangements relating to such Stock Purchase Contracts have been duly established and the agreement(s) relating thereto have been duly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent in accordance with such arrangements, and (iii) when the Stock Purchase Contracts have been duly issued and delivered to and paid for by the purchasers thereof, the Stock Purchase Contracts will constitute a valid and legally binding obligation of the Registrant;

9.               the Units have been duly authorized and (i) upon execution and delivery of a unit agreement by the Registrant and a bank or trust company (the “Unit Agreement”), and (ii) when the Units have been duly issued and delivered to and paid for by the purchasers thereof, the Units will constitute a valid and legally binding obligation of the Registrant entitled to the benefits of the Unit Agreement; and

10.         the Guarantees have been duly authorized and (i) upon execution and delivery of a guarantee agreement by the Registrant and a bank or trust company, as guarantee trustee (the “Guarantee Agreement”), and (ii) the Trust(s) issuing the Securities to which such Guarantees relate have been duly authorized, executed and delivered, the Guarantees will constitute a valid and legally binding obligation of the Registrant entitled to the benefits of the Guarantee Agreement.

The opinion set forth above is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), (c) an implied covenant of good faith and fair dealing, (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars, (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States, and (f) generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (v) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration, and (vi) limit the waiver of rights under usury laws. I express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents.

I am admitted to the practice of law in the States of New York, Minnesota and California and do not purport to be an expert in the laws of any jurisdiction other than the States of New York, Minnesota and California, the General Corporation Law of the State of Delaware and United States federal law.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading “Legal Matters” in the Prospectuses without admitting that I am an “expert” within the meaning of the Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ John C. Junek
John C. Junek
Executive Vice President and General Counsel